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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

                                 JUNE 27, 1997
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                          AMBASSADOR APARTMENTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                    1-14132
                             (COMMISSION FILE NO.)


                   MARYLAND                                  36-3948161
(STATE OR OTHER JURISDICTION OF INCORPORATION)            (I.R.S. EMPLOYER
                                                          IDENTIFICATION NO.)


 77 W. WACKER DRIVE, CHICAGO, ILLINOIS                          60601
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)


                                 (312) 917-1600
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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Capitalized terms not defined herein are used as defined in the Company's
Annual Report on Form 10-K for the year ended December 31, 1996.

ITEM 2.   ACQUISITIONS OF ASSETS

     On June 27, 1997, Ambassador Apartments, Inc. acquired Cedar Creek and Park Colony apartments for $7.2 million and $14.5 million, respectively. Cedar Creek is a 392-unit apartment complex located in San Antonio, Texas and Park Colony is a 352-unit apartment complex located in Norcross, Georgia. The Company financed the acquisitions using funds borrowed under its $75.0 million secured revolving credit facility (the "Nomura Credit Facility"). The Nomura Credit Facility bears interest at a rate of 30-day LIBOR (as defined in the Nomura Credit Facility agreement) plus 1.50%. Cedar Creek and Park Colony were acquired from The Balcor Company.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

    (a)   Financial statements of business acquired

    (b)   Pro Forma financial information

          The Company will file an amendment to this current report prior to September 10, 1997, containing Statements of Revenue and Certain Expenses for the year ended December 31, 1996, and for the three-month period ended March 31, 1997, (unaudited) for Cedar Creek and Park Colony apartments and Pro Forma Financial Information (unaudited) with respect to this acquisition.












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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    AMBASSADOR APARTMENTS, INC.



  July 11, 1997                     By:  /s/ Adam D. Peterson
-----------------                        -------------------------------------
     (Date)                              Adam D. Peterson
                                         Executive Vice President and Chief
                                         Financial Officer














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